Exhibit 99.1

Mad Catz® Receives a Listing Deficiency Letter From the NYSE MKT

SAN DIEGO – January 26, 2017 – Mad Catz Interactive, Inc. (the “Company”) (NYSE MKT: MCZ), today announced that on January 20, 2017, it received notice from the NYSE MKT LLC (the “NYSE MKT”) pursuant to Section 1003(f)(v) of the NYSE MKT’s Company Guide that, due to the Company’s current low selling share price, the Company’s continued listing on the NYSE MKT is contingent upon the Company effecting a share consolidation or otherwise demonstrating a sustained improvement in its share price within the next six months.  However, if the Company determines to remedy the non-compliance by taking action that will require shareholder approval, the Company must obtain shareholder approval by no later than its next annual meeting, and implement such action promptly thereafter.  During this period, the Company’s Common Stock will continue to be traded on the NYSE MKT, subject to the Company’s compliance with other NYSE MKT listing requirements.  The NYSE MKT notification has no impact on the Company’s business operations.

At the present time, the Company anticipates that it will seek shareholder approval to effectuate a reverse stock split of the Company’s currently issued and outstanding Common Stock at its next annual meeting. The Company’s Board of Directors currently is assessing the appropriate ratio of post-split shares for every pre-split shares that would best serve the Company’s stockholders while allowing the Company to remain compliant with the NYSE MKT’s continued listing requirements.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming) and Tritton® (audio) brands. Mad Catz products cater to gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows PC and Mac® computers, smart phones, tablets and other smart devices. Mad Catz distributes its products through many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Cautionary Note Regarding Forward-Looking Statements

Information in this press release that involves the Company's expectations, business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “seek,” “anticipate,” “plan,” “estimate,” “expect,” “believe” and “intend” and statements that an event or result “may,” “will,” “should,” “could” or “might” occur or be achieved and other similar expressions together with the negative of such expressions.  These forward-looking statements reflect management’s current beliefs and expectations and are based on information currently available to management, as well as its analysis made in light of its experience, perception of trends, current conditions, expected developments and other factors and assumptions believed to be reasonable and relevant in the circumstances. These assumptions include, but are not limited to, continuing demand by consumers for video game systems and accessories, the ability to maintain or extend our existing licenses, the ability to continue producing and selling our products in accordance with various intellectual property that might apply to said products, the continuance of timely and adequate supply from third party manufacturers and suppliers, the continued satisfaction of our obligations under our existing loan agreements and any future loan agreements we may obtain, and our ability to fulfil the conditions of our plan to comply with the NYSE MKT’s continued listing standards.  A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company's most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Forward-looking statements are not guarantees of future performance or outcomes and actual results could differ materially from those expressed or implied by the forward-looking statements. We assume no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise except as required by law.

Mad Catz, and the Mad Catz logo are trademarks or registered trademarks of Mad Catz Interactive, Inc., its affiliates and/or subsidiary companies. All other marks are the property of their owners.

Mad Catz Communications:

Dave McKeon

Chief Financial Officer

dmckeon@madcatz.com or +1 (858) 790-5045

Investor Relations:

Joseph Jaffoni, Norberto Aja, Jim Leahy

JCIR

mcz@jcir.com or +1 (212) 835-8500